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                                December 23, 2002



         As counsel for Liberty-Stein Roe Institutional Floating Rate Income Fund (the "Registrant"), we consent to the incorporation by reference of each of the following of our opinions filed with the Registrant's registration statement on Form N-2 (1940 Act file no. 811-08955):

Description               Date of Opinion                        Date of Filing
Initial Filing            November 6, 1998                      November 6, 1998

Registration of
Additional Shares          May 6, 1999                            May 7, 1999

Registration of
Additional Shares        December 11, 2000                     December 13, 2000


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD
                                                       By /s/ Stacy Winick